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                                                                   Exhibit 10.15

                          EQUITY CONTRIBUTION AGREEMENT

            This EQUITY CONTRIBUTION AGREEMENT, dated as of July 20, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is by and between PPL CORPORATION, a Pennsylvania corporation ("PPL Corporation"), and PPL MONTANA, LLC, a Delaware limited liability company ("PPL Montana").

                                    RECITALS

            A. PPL Global, LLC (formerly PP&L Global, Inc.), a Delaware limited liability company ("PPL Global"), entered into the Asset Purchase Agreement, dated as of October 31, 1998, and amended by Amendment No. 1 thereto dated as of June 29, 1999 and Amendment No. 2 thereto dated as of October 29, 1999 (as so amended, and as it may be further amended, the "MPC Asset Purchase Agreement"), with The Montana Power Company, a Montana corporation ("MPC").

            B. Pursuant to the Instrument of Assignment, dated as of December 17, 1999, by and among PPL Global, PPL Montana and Colstrip Comm Serv, LLC, PPL Global assigned a portion of its rights and obligations under the MPC Asset Purchase Agreement to PPL Montana and PPL Montana assumed such rights and obligations.

            C. PPL Montana is an indirect wholly-owned subsidiary of PPL Corporation.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in Appendix A to the Participation Agreement (as defined below).


            (b) The following terms shall have the following meanings when used in this Agreement:


            "Assets" shall have the meaning given to such term in the MPC Asset Purchase Agreement.

            "Bankruptcy Event" means, with respect to any Person: (1) the commencement by such Person of a voluntary case or other proceeding seeking relief under the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or the application by such Person for, or consent by such Person to, the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (2) the consent by
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such Person to, or the failure by such Person to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it; (3) the filing by such Person of an answer admitting the material allegations of a petition filed against it in any such proceeding; or (4) the commencement of an involuntary case or other proceeding against such Person seeking (a) liquidation, reorganization or other relief with respect to such Person or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (c) the winding-up or liquidation of such Person.

            "Colstrip 1, 2 and 3 Transmission Assets" shall have the meaning given to such term in the MPC Asset Purchase Agreement.

            "Equity Contribution" shall mean a cash capital contribution or any other cash payment to PPL Montana required to be made by PPL Corporation (or any subsidiary thereof) to PPL Montana in accordance with Section 2.

            "Operative Agreements" shall have the meaning given to such term in the MPC Asset Purchase Agreement.

            "Operative Documents" shall mean the documents, agreements and instruments included in the definition thereof in each of the Participation Agreements.

            "Participation Agreement" shall mean each of the Participation Agreements, dated as of July 13, 2000, by and among PPL Montana, the Owner Lessor named therein, Wilmington Trust Company, in its individual capacity and as Lessor Manager, the Owner Participant named therein, the Lease Indenture Trustee and The Chase Manhattan Bank, as Pass Through Trustee.

            "Portland Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of November 1, 1998, by and between PPL Global and Portland General Electric Company.

            "Portland Closing Date" shall have the meaning given to such term in the MPC Asset Purchase Agreement.

            "Portland Payment Amount" shall have the meaning given to such term in the MPC Asset Purchase Agreement.

            "Transaction Documents" shall mean, collectively, the Operative Agreements, the Operative Documents and the Portland Asset Purchase Agreement.

            "Triggering Obligations" shall mean the obligations of PPL Montana described in clauses (a) and (b) of Section 2.
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            Section 2. Equity Contributions. PPL Corporation shall make Equity
Contributions to PPL Montana as follows:

            (a) if (i) PPL Corporation receives written notice by or on behalf of PPL Montana or any other Person entitled to exercise rights hereunder that PPL Montana has become obligated to pay the Portland Payment Amount to MPC on the Portland Closing Date pursuant to Section 1.05(b)(ii) of the MPC Asset Purchase Agreement, and (ii) PPL Montana has not consented in writing to the related purchase of assets by PPL Global from Portland, then PPL Corporation shall make, or shall cause one of its subsidiaries to make, an Equity Contribution to PPL Montana, at least one Business Day prior to the Portland Closing Date, in an amount equal to the Portland Payment Amount; and

            (b) if PPL Montana becomes obligated to purchase the Colstrip 1, 2 and 3 Transmission Assets from MPC pursuant to Section 1.10(f)(i) of the MPC Asset Purchase Agreement, PPL Corporation shall make, or shall cause one of its subsidiaries to make, an Equity Contribution to PPL Montana, at least one Business Day prior to the closing date for such acquisition, in the amount of $97,100,000 (or such lesser amount as may be agreed upon between PPL Montana and MPC as the purchase price for the Colstrip 1, 2 and 3 Transmission Assets).

            Section 3. Obligations Unconditional; Waivers. (a) The obligations of PPL Corporation under Section 2 shall be absolute, unconditional and irrevocable under any and all circumstances, and shall be performed by PPL Corporation regardless of:

                    (i) the existence of any indebtedness owing by PPL Montana, any member of PPL Montana or any Affiliate thereof to PPL Corporation or of any setoff, abatement, reduction, limitation, impairment, termination, counterclaim, recoupment, defense or other right or claim which PPL Corporation may have against PPL Montana, any member of PPL Montana, any Affiliate thereof or any other Person;

                    (ii) the occurrence of a Bankruptcy Event of PPL Montana, any member of PPL Montana, any Affiliate thereof or any other Person or the pendency against PPL Montana, any member of PPL Montana, any Affiliate thereof or any other Person of any case, suit or proceeding under the Bankruptcy Code;

                    (iii) the invalidity, irregularity or unenforceability of, or any change in or amendment to, any of the Transaction Documents; or

                    (iv) any other circumstance whatsoever which might otherwise constitute an excuse for nonperformance of the obligations of PPL Corporation under Section 2, whether similar or dissimilar to any of the circumstances herein specified.

            (b) PPL Corporation hereby unconditionally:

                    (i) waives any act, omission or thing or delay to do any act or thing which might in any manner or to any extent vary the risk of PPL Corporation or which might otherwise operate as a discharge to PPL Corporation;
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                    (ii) agrees that this Agreement shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Transaction Documents which may now or hereafter be caused or imposed in any manner whatsoever;

                    (iii) agrees that no failure or delay on the part of PPL Montana, MPC or any other Person in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between PPL Corporation on the one hand, and PPL Montana, any member of PPL Montana, any Affiliate thereof or MPC, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder;

                    (iv) agrees that the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which PPL Montana, any member of PPL Montana or any Affiliate thereof would otherwise have;

                    (v) agrees that this Agreement shall be discharged only by complete performance and payment in full of the obligations contained herein and that PPL Corporation shall have no right to withhold or set-off against any payments due for any reason; and

                    (vi) agrees to make such Equity Contributions as and when required hereunder regardless of whether, at the time, PPL Montana is able to issue any membership interests or other equity interests, or any indebtedness, to PPL Corporation in respect of the making by PPL Corporation of Equity Contributions hereunder.

            Section 4. [Reserved]

            Section 5. Modification of Obligations. PPL Corporation agrees that PPL Montana and MPC may, at any time and from time to time, without the consent of or notice to PPL Corporation, without incurring responsibility to PPL Corporation and without impairing or releasing any of PPL Montana's rights or any of the obligations of PPL Corporation under this Agreement:

            (a) change the amount, manner, place or terms of payment or change or extend the time of payment or renew or alter the Triggering Obligations in any manner or enter into or amend in any manner any agreement relating to the Triggering Obligations;

            (b) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Triggering Obligations;

            (c) release anyone liable in any manner for payment or collection of the Triggering Obligations; and

            (d) exercise or refrain from exercising any rights against the other Person.
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            Section 6. Representations and Warranties: PPL Corporation hereby represents and warrants that:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, is duly licensed or qualified to transact business and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its ability to perform its obligations under this Agreement, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

            (b) this Agreement has been duly authorized, executed and delivered by all necessary corporate action by PPL Corporation and, assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of PPL Corporation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity;

            (c) the execution, delivery and performance by PPL Corporation of this Agreement, the consummation by PPL Corporation of the transactions contemplated hereby and compliance by PPL Corporation with the terms and provisions hereof, do not and will not (i) contravene any Applicable Law binding on PPL Corporation or its property, or its organizational documents, or (ii) constitute a default by PPL Corporation under, or result in the creation of any Lien upon the property of PPL Corporation under, any indenture, mortgage or other material contract, agreement or instrument to which PPL Corporation is a party or by which PPL Corporation or any of its property is bound; and

            (d) no authorization, determination or approval or other action by, and no notice to or filing or registration with, any Governmental Entity or under any Applicable Law is required for the due execution, delivery or performance by PPL Corporation of this Agreement.

            Section 7. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses
(a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

                PPL Corporation:    PPL Corporation
                                    2 North 9th Street
                                    Allentown, PA 18101
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                                    Attn: James E. Abel, Vice President-Finance
                                    and Treasurer
                                    Telephone No.:  (610) 774-5987
                                    Telecopy No.:  (610) 774-5106

                PPL Montana:        PPL Montana, LLC
                                    303 North Broadway, Suite 400
                                    Billings, MT 59101
                                    Attn: David B. Kinnard, Vice President and
                                    General Counsel
                                    Telephone No.:  (406) 869-5103
                                    Facsimile No.:  (406) 869-5149

A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto.

            Section 8. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by PPL Montana hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by PPL Montana upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of PPL Corporation, PPL Montana, any member of PPL Montana or any Affiliate thereof or upon the appointment of any intervenor or conservator of, or trustee or similar official for, PPL Corporation, PPL Montana, any member of PPL Montana or any Affiliate thereof, or any substantial part of PPL Corporation's, PPL Montana's, any such member's or any such Affiliate's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

            Section 9. Termination. Subject to Section 8, PPL Corporation's obligations under Section 2 shall terminate upon the earliest to occur of (a) the payment in full of the Triggering Obligations, (b) the payment in full of each of the Lessor Notes and (c) the termination of the MPC Asset Purchase Agreement.

            Section 10. Amendments. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

            Section 11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. PPL Corporation may not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of PPL Montana.

            Section 12. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement, shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the
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transactions contemplated hereby and the other Transaction Documents regardless of any investigation made by any such party or on behalf of any such party.

            Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

            Section 14. Headings. The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

            Section 15. Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

            Section 16. Governing Law. This Agreement has been delivered in the State of New York and shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

            Section 17. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

            Section 18. Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

            Section 19. Nature of Obligation. The obligations of PPL Corporation hereunder shall not be deemed to be a guarantee of indebtedness of PPL Montana or any other Person.
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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


                        PPL CORPORATION

                        By:     /s/ James E. Abel
                               ------------------------------
                               Name:  James E. Abel
                               Title: Vice President - Finance and Treasurer


                        PPL MONTANA, LLC

                        By:     /s/ Paul A. Farr
                               ------------------------------
                               Name:  Paul A. Farr
                               Title: Vice President & CFO